                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   SYS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                        SYS
                               9620 Chesapeake Drive
                            San Diego, California  92123
                                   (619) 715-5500


                 NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JANUARY 20, 1999


To the Holders of Common Stock of SYS:

     The 1998 Annual Meeting of Shareholders of SYS (the "Company") will be held at the corporate office, 9620 Chesapeake Drive, suite 201, San Diego, California 92123, on January 20, 1999, at 1:00 p.m., local time, to consider the following business:

     1. To elect a Board of eight Directors to serve for the ensuing year and until their respective successors are elected;

     2. To approve the appointment of J.H. Cohn LLP, public accountants, as independent public auditors to examine the accounts of the Company for the Fiscal Year 1999; and

     3. To amend the SYS 1997 Incentive Stock Option and Restricted Stock Plan ("Plan") to increase the amount of common shares subject to the Plan for non-employee directors and consultants from 350,000 to a total of 450,000 and for employees from 500,000 to a total of 750,000.


     The Board of Directors has fixed November 20, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the 1998 Annual Meeting of Shareholders and at any adjournment thereof.

     All Shareholders are cordially invited to attend the 1998 Annual Meeting of Shareholders in person. Whether or not you plan to attend, please date, sign, and promptly return the enclosed Proxy in the enclosed self-addressed envelope in order that your shares are represented at this meeting and to ensure a quorum. If you are able to attend in person, we will cancel the Proxy at your request.

                              By Order of the Board of Directors

                              /s/ W. Gerald Newmin

San Diego, California             W. Gerald Newmin
December 7, 1998                     Secretary

                                        SYS

                                  PROXY STATEMENT

                                GENERAL INFORMATION

     THE ACCOMPANYING PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF SYS (the "Company") to be used at the 1998 Annual Meeting of Shareholders to be held at the corporate office, 9620 Chesapeake Drive, suite 201, San Diego, California 92123 on Wednesday, January 20, 1999, at 1:00 p.m., local time. The approximate mailing date of this proxy statement and the accompanying proxy and annual report is December 11, 1998.

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 1998 Annual Meeting of Shareholders in accordance with any directions noted thereon. If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, or a duly executed proxy bearing a later date. Any shareholder attending the meeting in person may withdraw his proxy and vote his shares.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegram, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                   VOTING RIGHTS

     The only voting securities of the Company consists of Common Stock. Holders of record of Common Stock on November 20, 1998 will be entitled to vote at the 1998 Annual Meeting of Shareholders. On that date, there were 3,173,518 shares of Common Stock outstanding. Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors. Under California law, each shareholder may cumulate his votes for candidates placed in nomination prior to the voting for directors. Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (eight (8) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees. The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder's shares. Directors shall be elected by a plurality of the votes cast.

                                ELECTION OF DIRECTORS

     At the 1998 Annual Meeting of Shareholders, eight directors are to be elected. Each director will serve until the next Annual Meeting and until his successor has been elected and qualified. All of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors. The Company knows of no reason why the nominees would not be available for election and would not be able to serve.

     In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the eight nominees for election as Directors of the Company. If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the Proxy.

     Proxies solicited by the Board of Directors cannot be voted for more than eight nominees for directors.

     The table immediately below contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:


                                                                    Date Elected              Other
Name                   Age       Principal Occupation                 Director            Directorships
----                   ---       --------------------               ------------          -------------
Paul I.  Anderson      63        President & CEO                    Oct.  4, 1996         Strategic Catalysts, Inc.
(3) (4)                          of Strategic Catalysts, Inc.

Robert E.  Carroll     76        Executive Consultant               Oct.  19, 1993        Sedona Cultural Park, Inc.;
(1) (2)                          Chairman or ENTRE                                        ENTRE International, Inc.
                                 International, Inc.

Lawrence L.  Kavanau   72        Chief Financial Officer of the     Sept. 7, 1966         None
(1) (3) (4) (5)                  Company

Robert D.  Mowry       42        President of North American        Mar. 21, 1997         Big Canyon Investments, Inc.;
(1) (3) (5)                      Timeshare, Inc., dba United                              North American Timeshare,
                                 Computer Systems, Inc.;                                  Inc.; Photonics Laboratories,
                                 President of American Technology                         Inc.
                                 Investment, Inc.

W.  Gerald Newmin      61        Chairman and CEO of the            Oct.  19, 1993        Exten Industries, Inc.,
(2) (3) (4)                      Company; Chairman and                                    Int'l Forum  of Corporate Directors
                                 CEO of Exten Industries, Inc.

Charles E.  Vandeveer  55        Executive Vice President           Mar. 21, 1997         Naval Construction Battalion
(1)                              of the Company                                           Center Credit Union

Charles H.  Werner     71        Consultant                         Mar.  6, 1989         None
(3) (4) (5)

Richard W. Wood        44        Vice-President, American           Oct. 15, 1997         None
(2) (5)                          Technology Investments, Inc.

-----------
(1)  Member of Nominating and Compensation Committee
(2)  Member of Audit Committee
(3)  Member of Acquisition Committee
(4)  Member of Finance Committee
(5)  Member of Search Committee

     Mr. Paul I. Anderson was elected to the Board of Directors on October 4, 1996, and served as Acting Chairman of the Company from March 21, 1997 to July 31, 1997. Mr. Anderson is President and CEO of Strategic Catalysts, Inc., an international strategic consulting organization. In 1983 and 1984, Mr. Anderson was Division Vice President of RCA Video Disc Operations. From 1979 to 1983 he was Senior Vice President and General Manager of Rayovac Corporation, a manufacturer of primary power sources and lighting devices.
In this capacity, Mr. Anderson was responsible for the restructuring of North American Operations which included product development, eight manufacturing facilities, ten distribution centers, and a direct sales force. From 1956 to 1979 he was with the 3M Company in various management capacities including engineering, marketing, business development, and general management. These responsibilities included four years as General Manager, 3M Europe, where he was responsible for the manufacture and sales of 3M's optical and magnetic systems and media throughout Western Europe, Eastern Europe, and the Middle East. Mr. Anderson's educational background includes an engineering degree from Oregon State University and graduate business studies at Boston University.

     Mr. Robert E. Carroll was elected to the Board of Directors as of October 19, 1993. Mr. Carroll is a Consultant on Corporate and Program Management, Professional Seminar Leader on Government Contracting, Chairman of ENTRE International, Inc., which provides international market and financial expansion services to small and medium-sized companies in high-growth markets, and is the Founding Chairman and CEO of the Sedona Cultural Park, Inc. He was President, Chief Executive Officer, Chief Financial Officer and a Director of the Company from March 1984 to March 1989. Prior to joining the Company, he served as President of the Systems Management and Engineering Corporation (SMEC), a Burroughs company. In 1978, he formed that organization as the Energy and Environment Division of the System Development Corporation (SDC). From 1962 to 1978, he had been Vice President and President of other SDC operations. Mr. Carroll has over 40 years of industrial and government management experience, including a number of successive Vice President assignments at North American Rockwell, Space Division; and procurement, pricing and other management executive positions with Sperry Utah Company (Sperry-Rand) and the Hughes Aircraft Company.
Prior to that, he served as the Civilian Executive Officer and Principal Contracting Officer of the Pittsburgh Ordnance District of the United States Army. He received his Bachelors degree from Duquesne University and his Doctor of Jurisprudence degree from the University of Pittsburgh and was a practicing attorney in the Commonwealth of Pennsylvania.

     Dr. Lawrence L. Kavanau is the Founder and served as President of the Company from the Company's formation in 1966 until June 1975. He has been a Director of the Company continuously since 1966. From August 26, 1998 to October 21, 1998, the Company's Board of Directors established an Office of the Chief Executive (OCE), Dr. Kavanau was one of the three Principal Executives of this office. He was elected Chairman of the Board, Chief Executive Officer and Chief Financial Officer by the Board of Directors on November 19, 1993 and remained Chairman until March 21, 1997, and CEO until July 31, 1997. From June 1975 to November 1993, he was a business and management consultant and Principal Associate of Kavanau & Associates. He served as Corporate Secretary for the Company from June 25, 1992 to November 19, 1993. From January 1989 to December 1992, he was President of Golf Lake Development, Inc. He was Chairman and Chief Executive Officer of Team Austin, Inc., a computer software and contract programming company located in San Diego, until December 1988. From February 1978 to February 1980, Dr. Kavanau also was Executive Vice President and Chief Financial Officer of Spatial, Inc., a manufacturer of pre-amplifiers. From August 1978 to January 1985, Dr. Kavanau was President of SKC Research, Inc., a company engaged in contracted research. Dr. Kavanau was a member of the Board of Directors of SKC Research, Inc. from August 1978 to February 1986. He was a member of the group which, in 1956, formed Aeronutronics Division of Ford Motor Company.
He subsequently served in the Department of Defense responsible for DOD's interests in space research and development activities and was the Department's principal liaison with NASA. Prior to his founding of the Company, he was Executive Vice President - Technical of the North American Aviation (now Rockwell International) Space and Information Systems Division, and Assistant to the President, North American Aviation.

     Mr. Robert D. Mowry was elected to the Board of Directors on March 21, 1997. From August 26, 1998 to October 21, 1998, the Company's Board of Directors established an Office of the Chief Executive (OCE), Mr. Mowry was one of the three Principal Executives of this office. From August 1, 1997 to August 26, 1998, Mr. Mowry was the Company's Acting Chief Executive Officer. From August 1, 1997 to October 21, 1998, Mr. Mowry was the Company's Chairman of the Board. Mr. Mowry was Chief Executive Officer of UniPrise Systems, Inc., which is engaged in the development and marketing of proprietary software products. Mr. Mowry is the founder of Big Canyon Investments, Inc., which was formed for investment and management of investments and which was sold to UniPrise Systems, Inc. in December, 1996. He is also President of North American Timeshare, Inc., dba United Computer Systems, a computer hardware and software company. In 1983, Mr. Mowry was founder and President of Personal Computer Centre, which was a retail outlet for Compaq, IBM and Apple Computers. He sold his interest in this company in 1985. Prior to this, in 1974, Mr. Mowry founded California Minicomputer Systems, Inc. (CMS), which installed on-line distributed computer systems to large corporations. In 1982, he sold CMS to a computer electronics manufacturer and remained President of CMS until 1984, overseeing operations of the subsidiary company including new business activities with the Federal Aviation Administration.

     Mr. W. Gerald Newmin was elected to the Board of Directors on October 19, 1993. On October 21, 1998 Mr. Newmin was elected interim Chairman and Chief Executive Officer of the Company. Mr. Newmin is Chairman and Chief Executive Officer of Exten Industries, Inc., a publicly held bio-medical company. Mr. Newmin is also currently Chairman of International Forum of
Corporate Directors, a non-profit organization.   He was President of
HealthAmerica Corp. which grew to over $500 million annually and the company was the first in its industry to be listed on the New York Stock Exchange. Mr. Newmin was

President of the International Silver Company, a diversified multi-national manufacturing company which he restructured. He was Vice President and Regional Director for American Medicorp, Inc. In this capacity Mr. Newmin was responsible for the management of 23 acute care hospitals located throughout the Western United States. Mr. Newmin was instrumental in Whittaker Corporation's entry into both the United States and International health care markets. At Whittaker, Mr. Newmin has held various other senior executive positions, including those of Chief Executive Officer of Whittaker's Production Steel Company, Whittaker Textiles Corporation, Trojan Yacht Corporation and Anson Automotive Corporation. Mr. Newmin holds a Bachelors degree in Accounting from Michigan State University.

     Mr. Charles E. Vandeveer was elected to the Board of Directors on March 21, 1997. Mr. Vandeveer is the Company's Executive Vice President and coordinates the Company's contractual endeavors with the United States Navy. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company is 1987. He is a retired Commander, United States Navy, Supply Corps. Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs. He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls. Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard area. He has organized and directed large scale management studies and supervised subcontractors with various firms. Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963, and has held a Designated Financial Planner Certification from UCLA since 1989.

     Mr. Charles H. Werner was elected to the Board of Directors on March 6, 1989. From August 26, 1998 to October 21, 1998, the Company's Board of Directors established an Office of the Chief Executive (OCE), Mr. Werner was one of the three Principal Executives of this office. Mr. Werner has been an independent consultant since August 1995 when he resigned his position with the Company as President - Administration, which position he held since November 1993. From August 1992 to November 1993 he was President and Chief Operating Officer. From January 1992 to August 1992 Mr. Werner was President, and from March 1989 to January 1991 he served as the Company's President, Chief Executive Officer and Chief Financial Officer. Prior to joining the Company, he served as Executive Vice President of Arrowsmith Industries, Inc., a wholly owned subsidiary of KDT Industries, Inc., of Austin, Texas. In 1986 and 1987, Mr. Werner served as a consultant to the Strategic Defense Initiative Organization in Washington, D.C. Previously, he had been a management consultant; Vice President of Marketing and Advanced Programs for Convair, San Diego, California; Executive Vice President, Defense Systems, Emerson Electric Company; and Vice President and Chief Operating Officer of SSP Industries, Inc., Burbank, California. He received his engineering degrees from Washington University in St. Louis, Missouri and Ohio State University in Columbus, Ohio.

     Mr. Richard W. Wood is Vice-President of American Technology Investments, Inc., a company involved in the management and development of investment strategies and opportunities. From 1994 to 1997, Mr. Wood was Chief Operating Officer and Executive Vice-President of Concepts 4, Inc., responsible for instituting financial and accounting systems, restructuring management, planning and forecasting procedures, and management of strategic investments in market instruments and real estate. From 1989 to 1994 he was President of Spencer Mortgage Corporation, a company involved in real estate equity participations, commercial and residential lending, joint venture consulting, and residential loan underwriting. Mr. Wood was President of First Kansas City Group's investment banking activities, and Vice-President of Corporate Finance and First Vice-President of Institutional Bond Sales for Stern Brothers & Company Investment Bankers. Mr. Wood received his B.S. degree in Public Administration/Business in 1975 from University of Missouri.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT SHAREHOLDERS VOTE FOR ALL EIGHT (8) NOMINEES NAMED ABOVE.

     There is no family relationship between any of the directors and executive officers of the Company.

                       AFFILIATE TRANSACTIONS AND RELATIONSHIPS

     At June 30, 1998, the Company's Chairman and Chief Executive Officer was Mr. Robert D. Mowry. Mr. Mowry also had the following associations:
     1. Chief Executive Officer of Big Canyon Investments, Inc. (BCI)
     2. Owner of KRW Contracts and Financial Management, Inc. (KRW)
     3. Former Chief Executive Officer of UniPrise Systems, Inc. (UniPrise) The Company has pledged certain rights it holds in Systems Exploration, Inc.
(SEI) accounts receivable and claims to KRW for payment on a loan owned by BCI. BCI is the first secured debtor of all SEI accounts receivable and claims up to the value of the loan BCI purchased from First National Bank of San Diego plus interest and collection costs. The Company has had an agreement with BCI to support the collection efforts on a cost reimbursement basis and two Company employees have been assisting BCI in the collection of SEI receivables, claims and contract closeouts. UniPrise entered into an agreement to acquire BCI on or about December 1996 and Mr. Mowry became the Chief Executive Officer of UniPrise. About January of 1998, UniPrise ceased paying the Company's collection costs. At the Board of Directors meeting held on April 15, 1998, the Board formed a subcommittee that was tasked with the development of a plan to insure repayment of the debt owed the Company by UniPrise as soon as possible. As of October 31, 1998, UniPrise owed the Company approximately $101,000. Mr. Charles H. Werner, a director of the Company, has been a consultant to BCI and manages the collection process for BCI.

     In October 1995, Mr. Mowry advanced funds in the amount of $165,000 to finance certain Company trial expenses in return for possible future proceeds. These expenses by Mr. Mowry were guaranteed by the Company to the extent that the Company would in the future receive a portion of the funds from SEI assets being collected by BCI.

     During the year ended June 30, 1998 the Board of Directors granted stock purchase options to four key employees and seven outside directors exercisable at various prices per share. Some of these purchase options contain certain buy-back provisions which become effective in the event of termination of employment or directorship.

     During the year ended June 30, 1997, the Board of Directors authorized non-qualified stock purchase options of 25,000 common shares each to outside directors Paul I. Anderson, Charles H. Werner and Robert D. Mowry, which could be exercised at $0.31, $0.09 and $0.47 per share, respectively. Exercise of the Mowry and Werner options was subject to the approval of the shareholders to increase the number of shares allocated under the 1997 SYS Incentive Stock Option and Restricted Stock Plan for non-employee directors and consultants by 250,000 shares. The shareholders did approve an increase at the 1997 annual meeting.

     On September 3, 1997, a Director of New Business Development was hired by the Company. As part of her compensation package, she was granted qualified options on 50,000 shares of the Company's common stock. Subsequent to June 30, 1998, she left the employment of SYS and all stock options were terminated.

     At the November 19, 1997 Board of Directors meeting, the board approved stock options for all outside directors in lieu of cash compensation for board meeting attendance. Effective September 1, 1997, outside directors were to receive stock options for 12,000 shares of the Company's common stock as annual compensation at $0.75 per share. As of June 30, 1998, there were 67,300 common shares owed to the following outside directors: Paul I. Anderson, 10,000 shares; Robert E. Carroll, 10,000 shares; L. Randolph Knapp, 9,500 shares; Robert D. Mowry, 10,000 shares; W. Gerald Newmin, 10,000 shares; Charles H. Werner, 10,000 shares; Richard W. Wood, 7,800 shares.

     Effective February 1, 1998, Mr. Larry Moe was granted stock options for 60,000 shares of the Company's common stock by the Board of Directors. The option is exercisable at 20,000 shares annually at $0.87 per share.

     On February 18, 1998, the Board of Directors authorized non-qualified stock purchase options of 25,000 common shares each to outside directors L. Randolph Knapp and Richard W. Wood, which may be exercised at $0.75 per share.

     At the June 3, 1998 Board of Directors meeting, stock options totaling 300,000 common shares were approved for key employees at $0.71 per share. The stock options vest annually on a 20%, 20%, 30%and 30% basis over four years. Included in this award were two officers, Charles E. Vandeveer and Michael W. Fink, who received stock options of 60,000 and 50,000 shares, respectively.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.  Pursuant to
Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of the Common Stock. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during Fiscal year 1998, its executive officers and directors complied with Section 16(a) requirements.

     Pursuant to the reporting requirements of Item 404(c) of Regulation S-K, as of October 31, 1998 Mr. Mowry (BCI/UniPrise) is indebted to the Company in the amount of approximately $101,000, and no other officer or director of the Company is indebted to the Company.

     The term of office for a director runs until the next annual meeting of shareholders and until a successor has been elected and qualified. The term of office for each executive officer runs until removal by the Board of Directors or election and qualification of his successors.

                          SELECTION OF INDEPENDENT AUDITORS

     Management recommends appointment of J.H. Cohn LLP as the Company's independent auditors for the Company's 1999 fiscal year (commencing July 1, 1998) and nominates that firm for selection at the 1998 Annual Meeting of Shareholders. A representative of J.H. Cohn LLP is expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

       AMENDMENT TO SYS 1997 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

     Management recommends approval of an amendment to the SYS 1997 Incentive Stock Option and Restricted Stock Plan ("Plan") to increase the amount of common shares subject to the Plan for non-employee directors and consultants from 350,000 to a total of 450,000 and for employees from 500,000 to a total of 750,000. Benefits and amounts are not currently determinable. The essential features of the Plan are as follows:

STATUS OF SHARES: The maximum number of shares which may be issued pursuant to the grant of incentive stock options and/or stock purchase rights is 500,000 common shares for employees of the Company and 350,000 for non-employee directors and consultants. These shares may be authorized, but unissued, or reacquired Common Stock. Under the Plan there are currently no shares issued and outstanding to employees, and 360,000 shares authorized but as yet unissued to employees; 100,000 shares issued and outstanding to directors, and 181,300 shares authorized but as yet unissued to directors. Exercise of an option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the option is exercised.

ELIGIBILITY; ADMINISTRATION: Under the Plan, incentive stock options intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986 may be granted only to employees; nonstatutory stock options and stock purchase rights may be granted to employees or consultants, and only nonstatutory stock options may be granted to directors. The Plan is administered by the Board of Directors which determines the terms of stock purchase rights and options granted, including exercise price, the number of shares subject to each option and the option's exercisability; decisions of the Administrator are final and binding. Incentive Stock Options may be granted only to Employees; Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants.

EXERCISE PRICE; MARKET VALUE: The exercise price of incentive stock options and nonstatutory stock options must be at least equal to the fair market value on the date of grant.

EXERCISABILITY: Any option granted under the Plan shall be exercisable at such times and under such conditions as shall be determined by the Administrator. Options may not be transferred other than by the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by the optionee. The Administrator may offer to buy out for a payment in cash or shares, an option previously granted, based on terms and conditions established by the Administrator and communicated at the time such offer is made.

STOCK PURCHASE RIGHTS: Stock purchase rights may be granted alone or in conjunction with other awards under the Plan or outside of the Plan. Offers must be made by the Administrator to the offeree in writing, containing all terms, conditions and restrictions of the offer, and shall allow not more than 30 days from the date of such offer for the offeree to accept or reject the offer. Stock Purchase Right agreements shall grant the Company a repurchase option, with the repurchase price equal to the original price paid by the purchaser.

AMENDMENT AND TERMINATION OF THE PLAN. The Administrator may at any time amend, alter, suspend or discontinue the Plan, but not without optionee or stock purchase rightholder consent. Any such amendment or termination of the Plan shall not effect options or stock purchase rights already granted, unless mutually agreed in writing by the optionee and the Company.

TAX INFORMATION REGARDING STOCK OPTIONS. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under the Plan of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

     An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

                                       GENERAL

     The Board of Directors held twelve scheduled meetings during the fiscal
year ended June 30, 1998:   July 16, 1997, August 20, 1997, September 16,
1997, October 15, 1997, November 19, 1997, December 17, 1997, January 8,
1998, February 18, 1998,  April 15, 1998, May 27, 1998, June 3, 1998 and June
17, 1998.  A quorum was reached at each of these meetings.

                                     REMUNERATION

     The following is a table showing the remuneration paid by the Company during its fiscal year ended June 30, 1998 for services in all capacities to each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000, and the remuneration paid during each year to all officers as a group:

                              Cash and Cash-Equivalent
                               FORMS OF REMUNERATIONS

-----------------------------------------------------------------------------------------
                                                          Securities of
    Name of                                                 Property,       Aggregate of
 Individual or                          Salaries, Fees,     Insurance       Contingent
Number of Persons     Capacities In      Commissions,      Benefits or       Forms of
   in Group           Which Served        & Bonuses       Reimbursement    Remuneration
----------------------------------------------------------------------------------------
 Lawrence L.       Chief Financial      $90,348           $ 6,000              --
  Kavanau (1)          Officer
----------------------------------------------------------------------------------------
 All Executive                         $234,920           $15,000              --
Officers (4) as
   a Group
----------------------------------------------------------------------------------------

(1) Lawrence L. Kavanau was the Company's Chief Executive Officer through July 31, 1997.

     During the first two months of Fiscal Year 1998, each Director of the Company (excluding full time executive officers) received a fee in the amount of $500.00 plus approved expenses per month. During the last ten months of fiscal year 1998, each Director of the Company (excluding full time executive officers) received a stock option for 12,000 shares of Company common stock at $0.75 per share annually plus approved expenses per month. During the last year, the Board of Directors of the Company has been meeting on an average of once per month. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board.

     The following is a list of common stock options given to directors and officers as of June 30, 1998:

Name and Title                Grant Date      # of shares    Option Price   Expiration Date
--------------                ----------      -----------    ------------   ---------------
Anderson, Paul - Director        5/21/97         25,000          $0.31           7/31/04
Mowry, Robert - Chairman         5/21/97         25,000          $0.47           3/21/04
Werner, Charles - Director       5/21/97         25,000          $0.09         Exercised
Knapp, Randolph - Director       2/18/98         25,000          $0.75           9/16/04
Wood, Richard - Director         2/18/98         25,000          $0.75           11/7/04
Anderson, Paul - Director       11/19/97         10,000          $0.75          11/19/03
Carroll, Robert - Director      11/19/97         10,000          $0.75          11/19/03
Knapp, Randolph - Director      11/19/97          9,500          $0.75          11/19/03
Mowry, Robert - Chairman        11/19/97         10,000          $0.75          11/19/03
Newmin, Gerald - Director       11/19/97         10,000          $0.75          11/19/03
Werner, Charles - Director      11/19/97         10,000          $0.75          11/19/03
Wood, Richard - Director        11/19/97          7,800          $0.75          11/19/03
Vandeveer, Charles -Director      6/3/98         60,000          $0.71            6/3/03
Fink, Michael- Officer            6/3/98         50,000          $0.71            6/3/03
All other employees              various        250,000        various           various
Total options outstanding                       552,300

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following information is furnished as of June 30, 1998 for each director, all directors and officers as a group, and each stockholder who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                                               Amount & Nature
                   Name & Address of                                            of Beneficial                    Percent of
 Title Of Class    Beneficial Owner                   Office, If Any            Ownership (1)                     Class (2)
---------------   -----------------                   --------------           ---------------                   ----------
Common Stock      Charles H. Werner                    Director                785,796                             25.0%
Without Par       P.O. Box 1966
Value             Rancho Santa Fe, CA  92067

                  Lawrence L. Kavanau                  CFO,                    298,189 (Direct)                      14.6%
                  3320-140 Caminito East Bluff         Director                162,333 (As Trustee or
                  La Jolla, CA  92037                  Executor, With
                                                       Voting Rights)

                  Robert D. Mowry                      Director                102,497 (Direct)                       9.5%
                  19 Cherry Hills Lane                                         196,922 (Indirectly, with
                  Newport Beach, CA 92660                                      Voting Rights, through
                                                                               American Technology
                                                                               Investments, Inc.)(3), (4)

                  W. Gerald Newmin                     Chairman,                271,679                               8.6%
                  48 Admiralty Cross                   CEO,
                  Coronado, CA  92118                  Secretary

                  Robert E. Carroll                    Director                219,078(4)                             7.0%
                  110 Painted Cliffs Dr.
                  Sedona, AZ  86336

                  Charles E. Vandeveer                 Director,                119,616                               3.8%
                  8203 Tiara Drive                     Executive
                  Ventura, CA 93004                    Vice President

                  Michael W. Fink                      Vice President,           35,494                               1.1%
                  3410 Bangor Place                    Administration
                  San Diego, CA 92106

                  Paul I. Anderson                     Director                       0                               0.0%
                  6418 Cayenne Lane
                  La Costa, CA 92009

                  Richard W. Wood                      Director                       0                               0.0%
                  117 Via Lido Soud
                  Newport Beach, CA 92660

                  All Directors and                                           2,191,604                              69.6%
                  Officers as a Group (5)

(1) To the best knowledge of the Company, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of the Company's Common Stock, except as set forth herein.

(2) As of June 30, 1998, a total of 3,148,518 shares of Common Stock of the Company were considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) for purposes of this Proxy Statement.

(3) American Technology Investments, Inc. (ATI) , is an entity solely controlled by Mr. Mowry, and of which Mr. Mowry is the sole shareholder.

(4) Robert E. Carroll granted to ATI, an option to purchase a total of 123,078 common shares over a three year period. ATI exercised their option to purchase 41,026 shares from Mr. Carroll on November 18, 1998. Mr. Carroll retains beneficial ownership of the remaining 82,052 shares.

(5) No officer or director is the holder of any shares of Preferred Stock or Series B Preference Stock.

                                  EXECUTIVE OFFICERS

     The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of the
Company:

Name                        Age             Capacity
----                        ---             --------
Michael W.  Fink             41             Vice President - Administration

     Mr. Michael W. Fink is Vice President - Administration. Mr. Fink joined the Company in July of 1995. He is responsible for the administrative functions of the Company, including finance, accounting, human resources, contracts and other management areas. He was President of SANDAIRE before being hired by the Company. SANDAIRE is an engineering firm specializing in the aerospace industry. Mr. Fink received a Bachelor of Science degree in Business Administration (Accounting) from San Diego State University (SDSU). He has also attended Graduate School at SDSU where he studied mechanical engineering.

                           SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to present at the next Annual Shareholders Meeting for Fiscal Year 1999 must be received at the Company's office at 9620 Chesapeake Drive, Suite 201, San Diego, California 92123, no later than July 1, 1999 in order to be included in the Company's proxy statement and proxy relating to that meeting.

                               ANNUAL REPORT

     THE COMPANY'S 1998 ANNUAL REPORT FOR SHAREHOLDERS IS BEING MAILED HEREWITH. Upon written request to Shareholder Relations Department at 9620 Chesapeake Drive, Suite 201, San Diego, CA 92123, and at no charge, a copy of the Company's annual report on Form 10-KSB, including the financial statements and the financial statement schedules, will be forwarded.

                               OTHER BUSINESS

     Management does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgement in the interest of the Company.

                      By Order of the Board of Directors

                                   /s/ W.  Gerald Newmin
San Diego, California                  W. Gerald Newmin
December 8, 1998                       Secretary

                                      PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                JANUARY 20, 1998

         The undersigned hereby appoints Paul I. Anderson and Richard W. Wood, or either of them, proxies of the undersigned, to vote and represent all shares of the Common Stock, without Par Value, registered in the name of the undersigned, at the 1998 ANNUAL MEETING OF SHAREHOLDERS OF SYS TO BE HELD AT 1:00 P.M. ON WEDNESDAY, JANUARY 20, 1999 AT THE CORPORATE OFFICE, 9620 CHESAPEAKE DRIVE, SUITE 201, SAN DIEGO, CALIFORNIA 92123.

         THE SHARES REPRESENTED BY THIS PROXY CAN BE VOTED AS MARKED BY THE SYS COMMON SHAREHOLDER OF RECORD ON NOVEMBER 20, 1998, WHOSE PRINTED NAME AND SIGNATURE IS PLACED ON THE OPPOSITE SIDE. PLEASE MARK THE APPROPRIATE BOX.

Item 1.  Election of Directors

         [  ]  FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote
               (except as marked to the              for all nominees listed
               contrary below).                      below.

         Nominees:    Paul I. Anderson               W.  Gerald Newmin
                      Robert E. Carroll              Charles E. Vandeveer
                      Lawrence L. Kavanau            Charles H. Werner
                      Robert D.  Mowry               Richard W. Wood

         To withhold authority for any individual nominee, write the nominee's name in the space provided:__________________________________________

Item 2 . Proposal to approve the appointment of J.H. Cohn LLP as the independent certified public accountants for the Corporation for its 1999 fiscal year.

         [   ]  FOR             [   ] AGAINST            [   ]  ABSTAIN

Item 3. Proposal to amend the SYS 1997 Incentive Stock Option and Restricted Stock Plan ("Plan") to increase the amount of common shares subject to the Plan for non-employee directors and consultants from 350,000 to a total of 450,000 and for employees from 500,000 to a total of 750,000.

         [   ]  FOR             [   ] AGAINST            [   ]  ABSTAIN

             (NOTE: PROPOSALS CONTINUE ON THE REVERSE OF THIS PAGE)
             ------------------------------------------------------

Item 5. Other Matters: In their discretion, on any other business which may properly come before the meeting.


IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES. IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF, the undersigned has signed this proxy on ____________, 1998
                                                            (month and day)

The undersigned [ ] PLANS [ ] DOES NOT PLAN to attend the meeting. Shareholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

-------------------------------------     ------------------------------------
(Print Name)                              (Signature)

-------------------------------------     ------------------------------------
(Print Name)                              (Signature)

NOTE: PLEASE DATE THE PROXY AND SIGN YOUR NAME AS IT APPEARS ON THE LABEL. If shares are registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

                   PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY
                   -------------------------------------------